UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20475 State Hwy 249, Suite 450
Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-955-3497)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On August 29, 2023, SMG Industries Inc. (the “Company”) dismissed MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm, effective on August 29, 2023. MaloneBailey audited the consolidated financial statements of the Company for the years ended December 31, 2022 and 2021. The reports of MaloneBailey on such financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its reports on the financial statements for the years ended December 31, 2022 and 2021, MaloneBailey included a paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern.

In connection with the reports of MaloneBailey on the Company’s consolidated financial statements for the years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through the date of this Current Report on Form 8-K (this “Report”) there were: (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MaloneBailey’s satisfaction, would have caused MaloneBailey to make reference to the subject matter of the disagreement in connection with its reports; and (ii) no “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting previously disclosed under Part II, Item 9A of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022 and 2021. The material weakness identified were (i) the lack of separation of duties between the Acting Chief Executive Officer and the Chief Financial Officer, being the same person, and (ii) the lack of a formal review process including multiple levels of review. MaloneBailey provided written communication to the Company’s Board of Directors (the “Board”) regarding these material weaknesses, and these material weaknesses were discussed by the Board with MaloneBailey. The Board has authorized MaloneBailey to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided MaloneBailey with a copy of the disclosures it is making in this Report and requested that MaloneBailey furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of MaloneBailey’s letter dated August 29, 2023 is attached as Exhibit 16.1 to this Report.

New Independent Registered Public Accounting Firm

On August 29, 2023 (the “Engagement Date”), the Company engaged Schneider Downs & Co., Inc. (“Schneider Downs”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. The decision to engage Schneider Downs as the Company’s independent registered public accounting firm was approved by the Board.

During the years ended December 31, 2022 and 2021 and through the Engagement Date, neither the Company, nor anyone on its behalf, consulted Schneider Downs regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that Schneider Downs concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from MaloneBailey, LLP, dated August 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2023	SMG Industries Inc.

	By:	/s/ Bryan S. Barnhart
	Name:	Bryan S. Barnhart
	Title:	Chief Executive Officer